Exhibit 10.1

Kinder Morgan Canada Limited

and

Kinder Morgan Canada GP Inc.

and

Kinder Morgan Canada Company

and

KM Canada Terminals ULC

and

Kinder Morgan Canada Limited Partnership

and

Kinder Morgan, Inc.
(for the purposes of certain provisions only)

and

Each Person who, from time to time, is a holder of LP Units or Special Voting Shares

COOPERATION AGREEMENT

May 30, 2017

i

COOPERATION AGREEMENT

This Cooperation Agreement dated May 30, 2017 is among Kinder Morgan Canada Limited, a corporation existing under the laws of the Province of Alberta (“KML”), Kinder Morgan Canada GP Inc., a corporation existing under the laws of the Province of Alberta (“General Partner”), Kinder Morgan Canada Company, an unlimited liability corporation existing under the laws of the Province of Nova Scotia (“KMCC”), KM Canada Terminals ULC, an unlimited liability corporation existing under the laws of the Province of Alberta (“KM Canada Terminals”), Kinder Morgan Canada Limited Partnership, a limited partnership existing under the laws of the Province of Alberta (the “Partnership”), Kinder Morgan, Inc., a corporation organized under the laws of Delaware (“Kinder Morgan”) (in respect of matters set forth in Article 4 only), and each Person who is a registered holder of either LP Units or Special Voting Shares.

WHEREAS the Parties wish to enter into this Agreement to provide for certain matters relating to the relationships among KML, the General Partner, the Limited Partnership and the holders of either LP Units or Special Voting Shares, including KMCC and KM Canada Terminals;

In consideration of the foregoing and the mutual agreements contained in this Agreement (the receipt and sufficiency of which are hereby acknowledged), the Parties hereto agree as follows:

ARTICLE 1
INTERPRETATION

1.1                               Definitions

In this Agreement:

“Act” means the Business Corporations Act (Alberta) and the regulations promulgated thereunder, each as the same may be amended from time to time and any successor legislation thereto;

“Affiliate” has the meaning ascribed thereto in the Securities Act (Alberta);

“Agreement” means this cooperation agreement, as further amended, restated, modified or supplemented from time to time in accordance with its terms;

“Assignees” means a Person or Persons to whom any or all the rights or interest of a Party under this Agreement are transferred, assigned or alienated in accordance with this Agreement;

“Class A LP Units” means the Class A limited partnership units of the Partnership;

“Class B LP Units” means the Class B limited partnership units of the Partnership;

“Closing” means the completion of the issuance and sale of Restricted Voting Shares pursuant to the Offering;

“Closing Date” means the date on which the Closing and related transactions occur;

“Company Voting Shares” means, collectively, the Restricted Voting Shares and the Special Voting Shares;

“Conflict Matters” has the meaning ascribed thereto in Section 4.3(b);

“control” has the meaning ascribed thereto in the Securities Act (Alberta);

“General Partner Board” means the board of directors of the General Partner, as constituted from time to time.

“Independent Directors” means the directors of KML or the General Partner, as applicable, that are independent of, and have no material relationship with, any member of the Kinder Morgan Group, and who are also “independent” within the meaning ascribed thereto in National Instrument 52-110 — Audit Committee, as it applies to KML or the General Partner.

“Kinder Morgan Group” means Kinder Morgan and each Person that Kinder Morgan directly or indirectly controls from time to time, other than any member of the KML Group;

“KML Board” means the board of directors of KML, as constituted from time to time;

“KML Group” means KML, the General Partner, the Limited Partnership and each Person that KML, the General Partner or the Limited Partnership directly or indirectly controls from time to time;

“Limited Partners” means holders of LP Units of the Limited Partnership.

“LP Units” means, collectively, the Class A LP Units and Class B LP Units;

“Offering” means the initial public offering of Restricted Voting Shares by KML;

“Opportunities” and “Opportunity” each has the meaning ascribed thereto in Section 4.3(a);

“Parties” means KML, the General Partner, the Partnership, KMCC, KM Canada Terminals and their respective successors and permitted assigns, and “Party” means any one of them; for greater certainty, “Parties” and “Party” shall not include Kinder Morgan;

“Partnership Agreement” means the limited partnership agreement of the Partnership dated May 26, 2017, as it may be amended, modified or restated from time to time;

“Permitted Activities” has the meaning ascribed thereto in Section 4.2(a);

“Person” means a natural person, partnership, limited liability partnership, corporation, limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity or governmental entity or agency, and pronouns have a similarly extended meaning;

“Related Securities” has the meaning ascribed thereto in Section 3.1(a);

“Restricted Voting Shares” means the restricted voting shares in the capital of KML; and

“Special Voting Shares” means the special voting shares in the capital of KML.

1.2                               Gender and Number

Any reference in this Agreement to gender includes all genders and words importing the singular number only will include the plural and vice versa.

1.3                               Headings, etc.

The provision of a Table of Contents, the division of this Agreement into articles and sections and the insertion of headings are for convenient reference only and are not to affect its interpretation.

1.4                               Certain Phrases, etc.

In this Agreement (i) the words “including” and “includes” mean “including (or includes) without limitation”, (ii) phrase “the aggregate of”, “the total of”, “the sum of”, or a phrase of similar meaning means “the aggregate (or total or sum), without duplication, of”, and (iii) in the computation of periods of time from a specified date to a later specified date, unless otherwise expressly stated, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

1.5                               Statutory References

Except as otherwise expressly provided in this Agreement, any references to a statute or regulation will be construed as a reference to such statute or regulation as it may be amended, re-enacted or superseded from time to time.

ARTICLE 2
GOVERNANCE

2.1                               Business and Affairs of KML, the General Partner and the Partnership

Each of the Parties to this Agreement will do everything in its power to cause such meetings to be held, votes to be cast, resolutions to be passed, by-laws to be made and confirmed, documents to be executed and all other things and acts to be done to ensure that, at all times, to the extent permitted by applicable laws, the operation of the business and affairs of KML, the General Partner and the Partnership comply with their respective constating documents and with the entirety of this Agreement.

2.2                               Board of Directors of the General Partner

The General Partner Board will be comprised of a minimum and a maximum number of directors as set forth in the articles of incorporation of the General Partner.  The Parties agree that, from and after the Closing Date, the General Partner Board will be comprised of the same number of directors and the same individuals as the KML Board, and the Parties shall take all actions reasonably within their control, if any, to give effect to this Section 2.2.

ARTICLE 3
AGREEMENTS REGARDING PARTNERSHIP UNITS AND SECURITIES OF KML

3.1                               Economic Equivalence of LP Units and Company Voting Shares

(a)                                 The Parties acknowledge and agree that the Class A LP Units and the Restricted Voting Shares, on the one hand, and the Class B LP Units and the Special Voting Shares, on the other hand (collectively, the “Related Securities”), are intended to convey, on a per security basis, equivalent rights to participate, directly or indirectly, in all distributions of the Partnership (subject to applicable taxes), the exercise of rights of Limited Partners and voting rights at the KML level. To the extent that any Related Securities, or any securities convertible into, or exchangeable or exercisable for, Related Securities, are issued or distributed, the Parties will determine whether any adjustments are required to ensure that the equivalency noted above is maintained, and in the event that an adjustment is required and subject to applicable laws, additional Related Securities, or securities convertible into or exchangeable or exercisable for Related Securities, may be issued or distributed on substantially equivalent terms, having regard to the particular attributes of the different classes of securities forming the Related Securities.  In addition, in the event that any class of Related Security is subdivided, consolidated, reclassified or otherwise changed, an equivalent change will be made to the other classes of Related Securities if such a change is required to maintain the equivalency noted above.

(b)                                 Subject to applicable laws, if there is a dispute among the Parties as to whether an adjustment or change is required in order to maintain equivalency, any adjustment must be approved on behalf of the General Partner or KML, as applicable, by both the KML Board or the General Partner Board, as applicable, as a whole, and the Independent Directors.

(c)                                  Each Party agrees to take all actions reasonably within its control, as applicable, to give effect to Section 3.1(a), including, without limiting the generality of the foregoing and subject to applicable laws:

(i)                                   in the case of the General Partner, cause the Partnership to (A) distribute or issue economically equivalent securities of the Partnership, in the event KML distributes or issues, to the holders of all or substantially all Restricted Voting Shares or Special Voting Shares, as applicable, Restricted Voting Shares or Special Voting Shares, as applicable, or rights, options or other securities exchangeable, or exercisable for or convertible into, or carrying rights to acquire, Restricted Voting Shares or Special Voting Shares, as applicable, and (B) make equivalent changes to the outstanding Class A LP Units and Class B LP Units in the event KML subdivides, consolidates, reclassifies or otherwise changes the number of Restricted Voting Shares or Special Voting Shares, as applicable, including as a result of an amalgamation, arrangement, merger or other form of business combination involving KML;

(ii)                                in the case of KML, (A) distribute or issue economically equivalent securities of KML, in the event the Partnership distributes or issues, to the holders of all or substantially all Class A LP Units or Class B LP Units, as applicable, Class A LP Units or Class B LP Units, as applicable, or rights, options or other securities exchangeable, or exercisable for or convertible into, or carrying rights to acquire, Class A LP Units or Class B LP Units, as applicable, and (B) make equivalent changes to the outstanding Restricted Voting Shares or Special Voting Shares, if the Partnership subdivides, consolidates, reclassifies or otherwise changes the number of Class A LP Units or Class LP Units, as applicable;

(iii)                             in the case of the General Partner, cause the Partnership to issue an equivalent number of Class A LP Units in the event KML issues Restricted Voting Shares to the holders of restricted stock units and deferred stock units granted under the KML’s 2017 Stock Unit Plan for Canadian Employees and the Restricted Share Unit Plan for Non-Employee Directors, respectively, upon vesting of such awards; and

(iv)                            in the case of KML, issue an equivalent number of Special Voting Shares in the event the General Partner causes the Partnership to issue to the holders of Class B LP Units new Class B LP Units in connection with the election  thereof to reinvest their distributions in accordance with Section 5.5(3) of the Partnership Agreement.

(d)                                 The KML Board and the General Partner Board, as applicable, shall determine, acting reasonably, equivalence (including economic equivalence, as applicable) for the purposes of any event referred to in Section 3.1(c) and subject to compliance with Section 3.1(b), and each such determination shall be conclusive and binding on the Parties.  In making each such determination, the KML Board or the General Partner Board, as applicable, will consider, without limitation, the following factors:

(i)                                     in the case of any distribution payable in Company Voting Shares or LP Units, the number of such Company Voting Shares or LP Units, as applicable, issued in proportion to the number of Company Voting Shares or LP Units, as applicable, previously outstanding;

(ii)                                  in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Company Voting Shares or LP Units (or securities exchangeable or exercisable for or convertible into or carrying rights to acquire Company Voting Shares or LP Units, as applicable), the relationship between the exercise price of each such right, option or warrant and the current market price of the Restricted Voting Shares;

(iii)                               in the case of any subdivision, consolidation, reclassification or any other change of the then outstanding Company Voting Shares or LP Units into a greater number of Company Voting Shares or LP Units, as applicable, or any amalgamation, arrangement, merger or other form of business combination of  KML or the Limited Partnership, the effect thereof upon the then outstanding Company Voting Shares or LP Units, as applicable; and

(iv)                              in all such cases, the tax consequences of the relevant event to holders of LP Units or Special Voting Shares to the extent that such consequences may differ from tax consequences of holders of Restricted Voting Shares generally.

3.2                               Distributions on Class A LP Units

The General Partner shall, as soon as practicable, distribute to KML any distributions received by the General Partner pursuant to Section 5.1(1)(d) of the Partnership Agreement in respect of Class A LP Units held by General Partner from time to time, after any applicable taxes.

ARTICLE 4
AGREEMENTS WITH KINDER MORGAN

4.1                               Acquisitions and Investments

Each of KML (on its own behalf and on behalf of its affiliates), the General Partner and the Partnership acknowledge and agree that it will not, directly or indirectly, undertake any acquisition or investing activity that would be material to KML, on a consolidated basis, except in or through the Partnership.

4.2                               No Restrictions on Kinder Morgan Operations

(a)                                 Subject to Section 4.3, any member of the Kinder Morgan Group may be engaged in, or may hereafter become engaged in, any business or activities whatsoever (the “Permitted Activities”), and such Permitted Activities may be in competition or conflict with the business carried on by, and/or the interests of, the KML Group and, for further certainty, may include (i) engaging in the business of or pertaining to, and/or the direct and indirect ownership, management, operation or lease of, assets and property in connection with energy infrastructure and terminals (and all activities related thereto), (ii) acquiring and otherwise dealing with investments and other direct or indirect rights in Persons involved in the business of or pertaining to energy infrastructure and terminals, and (iii) engaging in all activities ancillary or incidental to any of the foregoing; and KML, the General Partner and the Partnership, on behalf of the KML Group, hereby expressly consent to the conduct of any and all such Permitted Activities by any member of the Kinder Morgan Group, and agree that, subject to Section 4.3, nothing herein shall prevent any member of the Kinder Morgan Group, or any of their respective officers, directors, or employees, from having business interests or from engaging in any business activities whatsoever even though such business interests or activities may be similar to or competitive with the interests or activities of any member of the KML Group.

(b)                                 Subject to compliance with Section 4.3, nothing contained in this Agreement shall prohibit or restrain, or be construed as prohibiting or restraining, any member of the Kinder Morgan Group from continuing to carry-on, be engaged in, and develop any business or activity whatsoever where same is being carried on, engaged in, or developed as at the Effective Date.

4.3                               Opportunities and Conflicts of Interest

(a)                                 Kinder Morgan agrees that will first offer to KML, on behalf of the KML Group, any crude oil, natural gas liquids or refined product infrastructure development opportunities and/or acquisition opportunities arising on or after the date of this Agreement (individually, an “Opportunity” and, collectively, the “Opportunities”), which currently have or are expected to have a majority of their physical assets and/or infrastructure within the provinces of British Columbia and Alberta, except in the event of an Opportunity involving an acquisition of all or any portion of the equity of a publicly traded company or entity or an acquisition of all or substantially all of the assets of a publicly traded company or entity, in which cases Kinder Morgan, in its sole discretion, may determine to pursue the Opportunity on its own behalf.

(b)                                 In the event that there is a conflict of interest (or potential conflict of interest) between one or more members of the Kinder Morgan Group, on the one hand, and one or more members of the KML Group, on the other hand, with respect to any matter or transaction (including, a transaction involving the transfer of assets and/or liabilities from a member(s) of the Kinder Morgan Group to a member(s) of the KML Group) (a “Conflict Matter”), the Independent Directors of KML shall be responsible to take all such actions and make all such decisions (such decisions to be approved, subject to applicable laws, by a majority of the Independent Directors of KML) relating to such Conflict Matter as it pertains to the applicable member of the KML Group.

ARTICLE 5
GENERAL PROVISIONS

5.1                               Assignment

No Party shall transfer any or all of its rights or interest under this Agreement without the express prior written consent of each other Party, which in the case of the consent of KMCC or KM Canada Terminals, may be granted or withheld in the sole discretion of KMCC or KM Canada Terminals, as applicable, and in the case of the consent of any Party other than KMCC or KM Canada Terminals, shall not be unreasonably withheld or delayed; provided, however, either KMCC or KM Canada Terminals may assign any or all of its rights or interest under this Agreement to any Affiliate of Kinder Morgan without the consent of any other Party.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, and any permitted assignee shall agree to perform the obligations of the assignor of this Agreement. Any attempted transfer in violation of this Section 5.1 shall be invalid and ineffective ab initio.  Kinder Morgan may not assign its obligations under Article 4 without the express prior written approval of the Independent Directors of KML.

5.2                               Execution of Amendments and Supplemental Agreements

From time to time the Parties, subject to the provisions of, or when so directed by, this Agreement, shall execute and deliver agreements or other instruments supplemental hereto (it being acknowledged and agreed that the General Partner is entitled to execute any such amendment, modification or waiver on behalf of the holders of LP Units), which thereafter shall form part of this Agreement, for the purposes of making any changes or corrections to the provisions of this Agreement which, in the determination of the KML Board and the General Partner Board, are required for the purpose of curing or correcting any ambiguity, inconsistent provision, defect, typographical error or clerical omission or mistake or manifest error.  The Parties shall not make any amendments to, or execute any instruments supplemental to, this Agreement unless the KML Board and the General Partner Board are of the good faith opinion that such amendments or supplemental instruments will not be prejudicial to the interests of the holders of Class A LP Units, Class B LP Units, Restricted Voting Shares or Special Voting Shares.

Notwithstanding any of the foregoing in this Section 5.2, if any amendment of this Agreement constitutes, or could reasonably be expected to constitute, a conflict of interest or potential conflict of interest between the one or more members of the Kinder Morgan Group, on the one hand, and one or more members of the KML Group, on the other hand, subject to applicable laws, such amendment must be approved on behalf of the General Partner or KML, as applicable, by both the KML Board or the General Partner Board, as applicable, as a whole, and the Independent Directors.

5.3                               Additional Holders

Any Person who becomes a registered holder of LP Units or Special Voting Shares from time to time must become a party to this Agreement by signing a counterpart hereof, whereupon such holder shall be bound by all of the provisions of this Agreement and shall assume the obligations, duties and liabilities of a holder hereunder.

5.4                               Term

This Agreement will continue in force until the earlier of:

(a)                                 the date on which this Agreement is terminated by the written agreement of the Parties; and

(b)                                 such time as there are no outstanding Class B LP Units or Special Voting Shares.

5.5                               Termination Not to Affect Rights or Obligations

Termination of this Agreement will not affect or prejudice any rights or obligations which have accrued or arisen under this Agreement prior to the time of termination and such rights and obligations, including any indemnities, will survive the termination of this Agreement.

5.6                               Partnership Liability

Kinder Morgan Canada Limited Partnership is a limited partnership formed under the Partnership Act (Alberta).  A Limited Partner is not liable for the obligations of Kinder Morgan Canada Limited Partnership except in respect of the value of money and other property the Limited Partner contributes or agrees to contribute to Kinder Morgan Canada Limited Partnership.

5.7                               Binding Effect

This Agreement binds and benefits the Parties and Kinder Morgan (to the extent expressly provided for herein) and their respective successors and permitted assigns.   This Agreement is for the sole benefit of the Parties and nothing in this Agreement, express or implied, confers or intends to confer any rights or remedies of any nature whatsoever in favour of any Person other than the Parties.

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IN WITNESS WHEREOF, the Parties have executed this Agreement.

KINDER MORGAN CANADA LIMITED

Per:
Name:	Scott Stoness
Title:	Vice President, Finance and Corporate Secretary

KINDER MORGAN CANADA COMPANY

Per:
Name:	Melanie Blair
Title:	Assistant Secretary

KM CANADA TERMINALS ULC

Per:
Name:	Adam Forman
Title:	Secretary

KINDER MORGAN CANADA GP INC.

Per:
Name:	Steven J. Kean
Title:	Chief Executive Officer

KINDER MORGAN, INC., in respect of matters expressly set forth in this Agreement

Per:
Name:	Kimberly Dang
Title:	Vice President and Chief Financial Officer

KINDER MORGAN CANADA LIMITED PARNTERSHIP, by its general partner KINDER MORGAN CANADA GP INC.

Per:
Name:	Steven J. Kean
Title:	Chief Executive Officer